                                                                       EXHIBIT 2


Schedule 2
----------


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                             STOCK PURCHASE WARRANT
                 To Purchase 180,000 Shares of Common Stock of

                        RADA ELECTRONIC INDUSTRIES, LTD.


     THIS CERTIFIES that, for value received, __________ (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to ______ , 200____, (the "Termination Date") but not thereafter, to subscribe for and purchase from RADA ELECTRONIC INDUSTRIES, LTD., an Israeli corporation with headquarters situated at 12 Medinat Hayehudim St., Herzliya-Pituah Israel 4612 (the "Company"), 180,000 Ordinary Shares of 0.02 NIS (New Israeli Shekels) each (the "Warrant Shares"). The purchase price of one Warrant Share (the "Exercise Price") under this Warrant shall be US $2.5 (two and a half US Dollars) per share. This Warrant is being issued pursuant a Loan Agreement dated ____ May, 1998 (the "Agreement") between the Company and the Investor and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall prevail.

     1.   Interpretation and Title of Warrant. (a) In this Warrant the term
          -----------------------------------
"Common Stock" shall mead Ordinary Share of 0.02 NIS (New Israeli Sekels) each of the Company.

(b) Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment From annexed hereto properly endorsed.

     2.   Authorization of Shares. The Company covenants that all shares of
          -----------------------
Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, and be capable of being validly issued, as fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).


     3.   Exercise of Warrant. Exercise of the purchase rights represented by
          -------------------
this Warrant may be made at any time or times, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided on paragraph 11 below, by the surrender of his Warrant and the Subscription From annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased immediately. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

     4.   No Fractional Shares or Scrip. No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant.

     5.   Charges, Taxes and Expenses. Issuance of certificates for shares of
          ---------------------------
Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant. In the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof, together with evidence reasonably satisfactory to the Company that such transfer or assignment is being made in compliance with all applicable US federal and state securities laws applicable to the Common Stock; and provided, that upon
                                                          --------
any such transfer or assignment, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6.   Closing of Books. The Company will at no time close its shareholder
          ----------------
books or records in any manner which interferes with the timely exercise of this Warrant.

     7.   No Rights as Shareholder until Exercise. This Warrant does not
          ---------------------------------------
entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised

     8.   Assignment and Transfer of Warrant. This Warrant may be assigned by
          ----------------------------------
the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (I) in a transaction registered under the 1933 Act, or (ii) in a transaction pursuant to an exemption under the 1933 Act, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

     9.   Loss, Theft, Destruction or Mutilation of Warrant. The Company
          -------------------------------------------------
represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the company will make and deliver a new Warrant or stock certificate or like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

     10.   Saturdays, Sundays, Holidays, etc. If the last or appointed day for
           ---------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not being legal holiday.

     11.   Effect of Certain Events:
           -------------------------

     (a) If at any time the Company proposes (I) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

     (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

     12.  Registration Rights. If the Company shall determine to register any of
          -------------------
its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (whether or not this Warrant has been exercised at that time), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, then the Company shall (a) promptly give the Investor written notice thereof and (b) use its best efforts, solely at the expense of the Company, to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request made by the Investor and received by the Company within ten (10) days after the written notice from the Company described in clause (a) above is received by the Investor. Such written request may specify all or a part of the Warrant Shares. In addition, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3 or any comparable or successor form or forms, the Investor shall have the right to request, and the Company shall use its best efforts to effectuate (solely at the expense of the Company), registrations on Form S-3 (or such other form), such requests to be in writing and to state the number of Warrant Shares to be disposed of and the intended methods of disposition of such Shares by the Investor. The rights granted to the Investor under this Section 12 shall survive exercise of this Warrant and the issuance of Common Stock to the Investor in connection herewith, but shall terminate once all such Common Stock issued to the Investor pursuant hereto may immediately be sold by the Investor under Rule 144 during any ninety (90) day period.

13.  Adjustments of Exercise Price and Number of Warrant Shares. The number and
     ----------------------------------------------------------
kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter set forth:

     (a) In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this clause shall become effective immediately after the effective date of such event.

     (b) In case the Company shall issue rights, options or warrants to holders of its outstanding Common Stock entitling them at any time prior to the exercise of this Warrant, to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock at a Price Per Share (as defined in paragraph (d) below) which is lower at the date of issuance thereof than the then Current Market Price (as defined in paragraph
(e) below) per
share of Common Stock at such date, the number of Warrant Shares hereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock actually subscribed for and purchased, as a consequence of the issuance of such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate Proceeds (as defined in paragraph (d) below) received by the Company on exercise of such rights, options and warrants would purchase at the Current Market Price per share of Common Stock at the date of issuance of such rights, options or warrants. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

     (c) In case the Company shall distribute to holders of its shares of Common Stock evidences of its indebtedness or assets (excluding dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph and excluding any dividend or distribution paid out of the regained earnings of the Company) or rights, options or warrants, or convertible or exchangeable securities containing the rights to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be the then Current Market Price per share of Common Stock on the date of such distribution, and of which the denominator shall be such Current Market Price, less the then fair value (as determined by the Board of Directors of the company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

     (d) For purposes of this Section 13, "Price Per Share" shall be defined and determined according to the following formula:

            R
     P = ---------
            N

Where

     P = Price Per Share,

     R = the "Proceeds" received or receivable by the Company which (i) in the case of shares of Common Stock is the total amount received or receivable by the company in consideration for the sale and issuance of such shares; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the total amount received or receivable by the company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the company upon exercise, conversion or exchange thereof; and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate amount of additional consideration other than the surrender of such convertible or exchangeable securities, payable upon the exercise, conversion or exchange of such rights, options or warrants and upon the conversion or exchange or exercise of the convertible or exchangeable or exercisable securities; provided that in each case the proceeds
                                  --------
          received or receivable by the Company shall be deemed to be the gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services or any expenses incurred in connection therewith,
and

     N = the "Number of Shares," which (i) in the case of Common Stock is the number of shares issued; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and
          (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the maximum number of shares of Common Stock initially issuable upon conversion, exchange or exercise of the convertible, exchangeable or exercisable securities issuable upon the exercise of such rights, options or warrants.

     If the Company shall issue shares of Common Stock or rights, options, warrants or convertible or exchangeable or exercisable securities for a consideration consisting, in whole or in part, of property other than cash, the amount of such consideration shall be determined in good faith by the Board of Directors of the Company whose determination shall be conclusive.

     (e) For the purpose of any computation under paragraphs (b), (c) or (d) of this Section 13, the "Current Market Price" per share of Common Stock at any date shall be the average of daily bid and asked price on Nasdaq of the Common Stock for the thirty (30) trading days commencing 30 trading days before the date of determination.

     (f) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price per Warrant Share payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares (to which such Exercise Price relate) purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of such Warrant Shares purchasable immediately thereafter, it being understood however, that no such adjustment shall; increase the aggregate Exercise Price payable hereunder upon full exercise of this Warrant.

     (g) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustments, in the aggregate, would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided that any adjustments which by reason of this paragraph (g) are not
--------
required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

     (h) No adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant need be made under paragraph (b), (c) or (d) if the Company issues or distributes to the holder of this Warrant the shares, rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which the holder of this Warrant would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto. In no event shall the Company be required or obligated to make any such distribution otherwise than in its sole discretion. No adjustment in the number of Warrant shares purchasable upon the exercise of this Warrant need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

     (i) In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the holder of this Warrant shall become entitled to purchase any securities of the Company other than shares of Common Stock, hereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraph (a) through (h), inclusive, above.

     14.  Voluntary Adjustment by the Company. The Company may at its option,
          -----------------------------------
at any time during the term of this Warrant, reduce the then current Exercise

Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     15.   Notice of Adjustment. Whenever the number of Warrant shares or number
           --------------------
or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the transfer agent for the Common Stock and to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     16.   Authorized Shares. The Company covenants that during the period the
           -----------------
Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided therein without violation of any applicable law or regulation, or of any requirements of Nasdaq or any domestic securities exchange upon which the Common Stock may be listed.

     17.   Miscellaneous.
           -------------

     (a)   Issue Date. The provisions of this Warrant shall be construed and
           ----------
shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall be governed by and construed according to the laws of England and Wales and the Company and the Investor hereby irrevocably submit to the jurisdiction of the English Courts save that the Investor reserves the right to commence any proceedings, suit and/or actions in any legal jurisdiction in order to assert, defend and/or enforce its rights, obligations and/or remedies whether hereunder or otherwise. Without limiting the generality of the foregoing, it is agreed and understood that the Investor may elect to commence any proceedings, suits and/or actions in the federal or state courts located in the State of New York in order to assert, defend and/or enforce its rights, obligations and/or remedies under the provisions hereof relating to the United States securities laws, and the Company hereby irrevocably submits to the jurisdiction of such courts in connection with any such proceeding, suit or action.

     (b)   Restrictions. The holder hereof acknowledges that the Common Stock
           ------------
acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

     (c)   Modification and Waiver. This Warrant and any provisions hereof may
           -----------------------
be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     (d)   Notices. Any notice, request or other document required or permitted
           -------
to be given or delivered to the holders hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

     (e)   Recovery of Attorney's Fees. Should any party bring an action to
           ---------------------------
enforce the terms of this Agreement then, if Investor prevails in such action, it shall be entitled to recovery of its attorney's fees from the company and, if the Company prevails in such action, it shall be entitled to recovery of its attorney's fees from the Purchaser.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as a Deed by its officers thereunto duly authorized.

Executed as a deed by
RADA ELECTRONIC INDUSTRIES LTD.
Acting by two of its officers


_______________          _______________
By:                      By:
Title:                   Title:

NOTICE OF EXERCISE
------------------

     (1) The undersigned hereby elects to purchase ___________ shares of Common Stock of RADA ELECTRONIC INDUSTRIES, LTD. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned or in such other name as specified below:

Name:     _____________________


Address:  _____________________

          _____________________

                                ASSIGNMENT FORM
                                ---------------

                  (To assign the foregoing warrant, execute this form and supply required information.
                   Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to
___________________________________ whose address is____________________________

___________________________________

___________________________________

                                             Dated:_______ , 199_.

                           Holder's Signature:________________

                           Holder's Address:  ________________

                                              ________________

Signature Guaranteed:_________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.